Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
DENDREON CORPORATION, et al.,	:	Case No. 14-12515 (PJW)
:
Debtors.[1]	:	Jointly Administered
:
	:	Related Docket No. 17, 62, 124
x

ORDER (I) ESTABLISHING BIDDING PROCEDURES RELATING TO THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS; (II) ESTABLISHING PROCEDURES FOR THE DEBTORS TO ENTER INTO STALKING HORSE AGREEMENT WITH BID PROTECTIONS IN CONNECTION WITH A SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS; (III) ESTABLISHING PROCEDURES RELATING TO THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, INCLUDING NOTICE OF PROPOSED CURE AMOUNTS; (IV) APPROVING FORM AND MANNER OF NOTICE OF ALL PROCEDURES, PROTECTIONS, SCHEDULES AND AGREEMENTS, (V) SCHEDULING A HEARING TO CONSIDER THE PROPOSED

SALE; AND (VI) GRANTING CERTAIN RELATED RELIEF

Upon the motion (the “Motion”)2 of the Debtors for an order (the “Order”) (i) approving the proposed auction and bidding procedures, which are attached as Exhibit 1 hereto (the “Bidding Procedures”), for the potential sale of all or substantially all of the Debtors’ non-cash assets (the “Acquired Assets”); (ii) establishing procedures (the “Stalking Horse Procedures”) for the Debtors to enter into a stalking horse agreement (a “Stalking Horse Agreement”) containing bid protections with respect to any stalking horse bidder (a “Stalking

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.
[2]	Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Motion, the Bidding Procedures or the Acquisition Agreement.

Horse Bidder”); (iii) establishing procedures for the assumption and assignment of executory contracts and unexpired leases, including notice of proposed cure amounts (the “Assumption and Assignment Procedures”); (iv) approving the form and manner of notice of all procedures, protections, schedules and agreements; and (v) scheduling a hearing (the “Sale Hearing”) to approve such sale (the “Sale Transaction”); and this Court having considered the Motion, and the arguments of counsel made, and the evidence adduced, at the hearing on the Motion (the “Bidding Procedures Hearing”); and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors and other parties in interest; and after due deliberation thereon and good and sufficient cause appearing therefor, it is hereby,

FOUND, CONCLUDED AND DETERMINED THAT:3

A. This Court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409. The legal predicates for the relief requested in the Motion are Bankruptcy Code sections 105, 363, 365 and 503. Such relief is also warranted pursuant to Bankruptcy Rules 2002, 6004, 6006 and 9014.

B. The relief granted herein is in the best interests of the Debtors, their estates and other parties in interest.

[3]	The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

C. The Debtors have articulated good and sufficient business reasons for the Court to (i) approve the Bidding Procedures, (ii) approve the Stalking Horse Procedures, (iii) approve the Break-Up Fee and Expense Reimbursement Amount (together, the “Bid Protections”), (iv) approve the Assumption and Assignment Procedures, (v) approve the form and manner of notice of the Motion, the Auction and the Sale Hearing and (vi) set the date of the Auction and the Sale Hearing.

D. Due, sufficient, and adequate notice of the Bidding Procedures Hearing and the relief requested in the Motion and the relief granted herein has been given in light of the circumstances and the nature of the relief requested, and no other or further notice thereof is required. The Debtors’ notice of the Motion, the proposed entry of this Order, the Bidding Procedures, the Stalking Horse Procedures, the Bid Protections, the Assumption and Assignment Procedures, the Auction and the Bidding Procedures Hearing is appropriate and reasonably calculated to provide all interested parties with timely and proper notice under Bankruptcy Rules 2002, 4001, 6004 and 6006, and no other or further notice of, or hearing on, the Motion or this Order is required.

E. The Debtors’ proposed notices of (i) the Sale Transaction, (ii) the assumption and assignment of, and Cure Amounts (as defined below) for, the executory contracts and unexpired leases to be assumed and assigned to any Successful Bidder, (iii) the Successful Bidder and (iv) the Bidding Procedures, are appropriate and reasonably calculated to provide all interested parties with timely and proper notice of each, and no further notice of, or hearing on, each is necessary or required.

F. The Bidding Procedures, substantially in the form attached hereto, and incorporated herein by reference as if fully set forth in this Order, are fair, reasonable and appropriate, and represent the best method for maximizing the value of the Debtors’ estates in connection with the sale.

G. The Debtors have demonstrated a compelling and sound business justification for approving the Bid Protections under the circumstances and timing set forth in the Motion.

H. The Bid Protections, to the extent applicable and payable, (i) shall be deemed an actual and necessary cost of preserving the Debtors’ estates within the meaning of section 503(b) of the Bankruptcy Code; (ii) are of substantial benefit to the Debtors’ estates (iii) are reasonable and appropriate, including in light of the size and nature of the Sale Transaction and the efforts that would be expended by any Stalking Horse Bidder and (iv) enable the Debtors to promote a sale of the Acquired Assets with the greatest benefit to the estate

I. The Assumption and Assignment Procedures are reasonable and appropriate.

IT IS THEREFORE, ORDERED, ADJUDGED AND DECREED THAT:

1. The Motion is GRANTED, as set forth herein.

2. Any objections filed in response to the Motion and the relief granted herein, to the extent not resolved as set forth herein or at the Bidding Procedures Hearing, are hereby overruled.

3. The Bidding Procedures, as attached hereto, are approved. The Debtors are authorized to take any and all actions reasonably necessary or appropriate to implement the Bidding Procedures.

Procedures for Designation of a Stalking Horse Bidder

4. The Debtors, in consultation with the Consultation Parties, may select a Stalking Horse Bidder for the Acquired Assets for the purposes of establishing a minimum acceptable bid with which to begin the Auction (the “Stalking Horse Bid”) and provide such Stalking Horse Bidder with the Bid Protections; provided that no insider or affiliate of the Debtors shall be entitled to any Bid Protections; and provided further that (a) the Debtors have provided five business days’ notice to the Official Committee of Unsecured Creditors (the “Committee”), the Supporting Noteholders, the United States Trustee and those parties who have filed the appropriate notice pursuant to Bankruptcy Rule 2002 requesting notice of all pleadings filed in the Chapter 11 Cases (the “Stalking Horse Notice Parties”), with no further notice being required, of such Stalking Horse Bid and provision of Bid Protections (the “Stalking Horse Objection Period”), and (b) the Court has entered an order approving the Bid Protections following expiration of the Stalking Horse Objection Period (x) upon certification of counsel if no objection from any of the Stalking Notice Parties has been received within the Stalking Horse Objection Period or (y) after an emergency hearing if an objection from any of the Stalking Horse Notice Parties has been received within the Stalking Horse Objection Period. The Debtors shall have until December 29, 2014 (the “Stalking Horse Deadline”) to select a Qualified Bid of a Qualified Bidder to be a Stalking Horse Bid. The Debtors shall finalize a purchase agreement with a Stalking Horse Bidder (the “Stalking Horse Agreement”) by no later than the Stalking Horse Deadline. Within one (1) day following the Stalking Horse Deadline the Debtors shall file with the Bankruptcy Court a notice (the “Stalking Horse Notice”) of such Stalking Horse Bid and a copy of the Stalking Horse Agreement. The Debtors shall serve such Stalking Horse Notice on (i) all entities known to have expressed an interest in a transaction with respect to the Acquired

Assets during the past twelve (12) months, (ii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets, (iii) counsel to each of the Supporting Noteholders, (iv) counsel to the Committee, and (v) counsel to any other official committee appointed in the Chapter 11 Cases.

5. Pursuant to Bankruptcy Code sections 105, 363 and 503, the Debtors are hereby authorized to pay the Bid Protections pursuant to the procedures set forth herein and in the Bidding Procedures, and the Bid Protections are hereby approved.

6. Prior to the payment of any Expense Reimbursement Amount due to a topped Stalking Horse Bidder, such topped Stalking Horse Bidder must provide a reasonably detailed statement of such Expense Reimbursement Amount to the following parties: (1) the Debtors, care of Dendreon Corporation, 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attention: Robert L. Crotty (rcrotty@dendreon.com); (2) counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attention: Ken Ziman, Esq. (ken.ziman@skadden.com), and Graham Robinson, Esq. (graham.robinson@skadden.com); Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chigaco, IL, 60606, Attention: Felicia Perlman, Esq. (felicia.perlman@skadden.com); and Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801, Attention: Sarah E. Pierce (sarah.pierce@skadden.com); (3) Office of the United States Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attention: David Buchbinder; (4) proposed counsel to the Committee, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004-2498, Attention: Michael H. Torkin (torkinm@sullcrom.com) and Krishna Veeraraghavan (Veeraraghavank@sullcrom.com) and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 N. King Street, Wilmington,

Delaware 19801, Attention: Pauline K. Morgan (pmorgan@ycst.com); (5) counsel to the Unaffiliated Noteholders, Brown Rudnick LLP, Attn: Steven D. Pohl (spohl@brownrudnick.com); and (6) counsel to the Deerfield Noteholders, Willkie Farr & Gallagher LLP, Attn: John C. Longmire (jlongmire@willkie.com). If no objection is received within ten (10) days of the service of such statement, the Debtors shall be authorized to pay the requested Expense Reimbursement Amount.

The Bid Deadline

7. Qualified Bids must be received in writing, on or before January 27, 2015 at 5:00 p.m. (prevailing Eastern Time) or such earlier date as may be agreed to by each of the Debtors and the Consultation Parties (the “Bid Deadline”): (1) the Debtors, care of Dendreon Corporation, 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attention: Robert L. Crotty (rcrotty@dendreon.com); (2) counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attention: Ken Ziman, Esq. (ken.ziman@skadden.com), and Graham Robinson, Esq. (graham.robinson@skadden.com); Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chigaco, IL, 60606, Attention: Felicia Perlman, Esq. (felicia.perlman@skadden.com); and Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801, Attention: Sarah E. Pierce (sarah.pierce@skadden.com); (3) financial advisor to the Debtors, Lazard Frères & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention: Sven Pfeiffer (sven.pfeiffer@lazard.com) and Brandon Aebersold (brandon.aebersold@lazard.com); (4) proposed counsel to the Committee, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004-2498, Attention: Michael H. Torkin (torkinm@sullcrom.com) and Krishna Veeraraghavan (Veeraraghavank@sullcrom.com) and Young Conaway Stargatt & Taylor, LLP,

Rodney Square, 1000 N. King Street, Wilmington, Delaware 19801, Attention: Pauline K. Morgan (pmorgan@ycst.com); and (5) counsel to the Unaffiliated Noteholders, Brown Rudnick LLP, Attn: Steven D. Pohl (spohl@brownrudnick.com). The Debtors shall provide a copy of each Bid received to counsel to any Supporting Noteholder that (i) does not submit a Qualified Bid, and (ii) has confirmed in writing that it will not be providing financing to, or otherwise directly or indirectly participating in a bid submitted by, any Qualified Bidder who has submitted a Qualified Bid.

Notice of the Sale Transaction and the Sale Hearing

8. Within five (5) Business Days after the entry of this Order, or as soon thereafter as practicable (the “Mailing Date”), the Debtors (or their agents) shall serve the Motion, this Order and the Bidding Procedures by first-class mail, postage prepaid, upon (a) all entities known to have expressed an interest in a transaction with respect to some or all of the Acquired Assets at any time; (b) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets; (c) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by this Motion; (d) the United States Attorney’s office; (e) the Securities and Exchange Commission; (f) the Internal Revenue Service; (g) counsel to any official committee appointed in the Chapter 11 Cases; (h) counsel to the Unaffiliated Noteholders, Brown Rudnick LLP, Attn: Steven D. Pohl; (i) counsel to the Deerfield Noteholders, Willkie Farr & Gallagher LLP, Attn: John C. Longmire; (j) proposed counsel to the Committee, Sullivan & Cromwell, LLP, Attn: Michael H. Torkin and Krishna Veeraraghavan and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 N. King Street, Wilmington, Delaware 19801, Attention: Pauline K. Morgan; (k) the indenture trustee under the 2016 Notes; (l) the parties included on the Debtors’ list of twenty (20) largest unsecured creditors; and (m) those parties who have filed the appropriate notice requesting notice of all pleadings filed in the Chapter 11 Cases.

9. On the Mailing Date or as soon thereafter as practicable, the Debtors (or their agents) shall serve by first-class mail, postage prepaid, the Sale Notice upon all other known creditors of the Debtors.

10. The Debtors shall publish notice of the proposed Sale Transaction in The Wall Street Journal on the Mailing Date or as soon as practicable thereafter. Such publication notice shall be deemed sufficient and proper notice of the Sale Transaction to any other interested parties whose identities are unknown to the Debtors.

11. Within one (1) day following the Stalking Horse Deadline the Debtors shall file with the Bankruptcy Court either the Acquisition Agreement Notice or the Stalking Horse Notice, as applicable.

12. As soon as possible after the Bid Deadline the Debtors shall file, but not serve, a notice indicating whether the Auction will be held, and if applicable, the date and time of the Auction (the “Auction Notice”). If the Auction will not be held the Auction Notice will also provide notice of the cancellation of the Sale Hearing.

13. As soon as possible after the conclusion of the Auction the Debtors shall file, but not serve, a notice identifying any Successful Bidder, and indicating whether the Sale Hearing will be held.

14. The Sale Hearing to approve the Sale of the Acquired Assets shall be held on February 5, 2015 at 9:30 a.m. (Prevailing Eastern Time).

15. Objections, if any to the sale of the Acquired Assets to a Successful Bidder or Stalking Horse Purchaser must be filed and served on counsel for the Debtors by January 27, 2015 at 10:00 a.m. (Prevailing Eastern Time).

16. The Debtors will be deemed to have accepted a 363 Bid only when the 363 Bid has been approved by the Bankruptcy Court at the Sale Hearing.

The Auction

17. The Debtors are authorized to conduct an auction (the “Auction”) with respect to the Acquired Assets. The Auction shall take place on or before February 3, 2015 at 10:00 a.m. (prevailing Eastern Time) at the offices of counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or such other place and time as the Debtors shall notify all Qualified Bidders, the Unaffiliated Noteholders and their counsel, the Committee and its counsel, and any other official committee appointed in the Debtors’ chapter 11 cases and its counsel. The Debtors are authorized, subject to the terms of this Order, to take actions reasonably necessary, in the discretion of the Debtors, to conduct and implement the Auction.

18. Any creditor shall be permitted to attend the Auction. Only the Qualified Bidders (including the Stalking Horse Bidder, if any), or such other parties as the Debtors shall determine, in consultation with the Consultation Parties, will be entitled to make any Bids at the Auction. The Debtors and their professionals shall direct and preside over the Auction and the Auction shall be transcribed. Each Qualified Bidder (including the Stalking Horse Bidder, if any) participating in the Auction must confirm that it (a) has not engaged in any collusion with respect to the bidding or sale of any of the assets described herein, (b) has reviewed, understands and accepts the Bidding Procedures and (c) has consented to the core jurisdiction of this Court and to the entry of a final order by this Court on any matter related to this Order, the Sale Transaction or the Auction if it is determined that this Court would lack Article III jurisdiction to enter such a final order or judgment absent the consent of the parties.

19. Subject to the rights of parties in interest to (i) challenge the sale or the sale process, (ii) challenge the Debtors’ decisions with respect to the sale process and (iii) argue that such decisions are not governed by the “business judgment” standard, or (iv) such other rights as such parties may have under applicable law, the Debtors may, after consultation with the Consultation Parties, (I) select, in their business judgment, pursuant to the Bidding Procedures, the highest or otherwise best offer(s) and the Successful Bidder or Bidders, and (II) reject any bid that, in the Debtors’ business judgment, is (a) inadequate or insufficient, (b) not in conformity with the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the Bidding Procedures or (c) contrary to the best interests of the Debtors and their estates, creditors, interest holders or parties-in-interest.

20. The failure to specifically include or reference any particular provision, section or article of the Bidding Procedures in this Order shall not diminish or impair the effectiveness or such procedures, it being the intent of this Court that the Bidding Procedures be authorized and approved in their entirety.

Assumption and Assignment Procedures

21. The Assumption and Assignment Procedures are APPROVED.

22. Within ten (10) business days after the entry of this Order, the Debtors shall file with this Court and serve on each party to an Assigned Contract a Cure Notice that shall (i) state the cure amounts that the Debtors believe are necessary to assume such Assigned Contracts pursuant to section 365 of the Bankruptcy Code (the “Cure Amount”); (ii) notify the non-Debtor party that such party’s contract or lease may be assumed and assigned to a purchaser of the Acquired Assets at the conclusion of the Auction; (iii) state the date of the Sale Hearing and that objections to any Cure Amount or to assumption and assignment will be heard at the Sale Hearing or at a later hearing, as determined by the Debtor; and (iv) state a deadline by which the non-Debtor party shall file an objection to the Cure Amount or to the assumption and assignment of the Assigned Contracts; provided, however, that the inclusion of a contract, lease or agreement on the Cure Notice shall not constitute an admission that such contract, lease or agreement is an executory contract or lease. The Debtors reserve all of their rights, claims and causes of action with respect to the contracts, leases and agreements listed on the Cure Notice. If the Debtors enter into a Stalking Horse Agreement with a Stalking Horse Bidder, the Stalking Horse Notice shall set forth any additional executory contracts to be included in the Acquired Assets, as defined in such Stalking Horse Agreement, and such contracts will be deemed the Assigned Contracts.

23. The Debtors’ inclusion of an executory contract or unexpired lease as an Assigned Contract on the Cure Notice or the Stalking Horse Notice shall not be a guarantee that such executory contract or unexpired lease will ultimately be assumed and assigned to the Successful Bidder. Should it be determined that an Assigned Contract will not be assumed and assigned the Debtors shall notify such party to the Assigned Contract in writing of such decision.

24. Any objection to the Cure Amount or to assumption and assignment must be filed with the Court on or before twenty (20) days after the filing of the Cure Notice (the “Cure Objection Deadline”) and served on: (1) the Debtors, care of Dendreon Corporation, 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attention: Robert L. Crotty (rcrotty@dendreon.com); (2) counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom

LLP, Four Times Square, New York, NY 10036, Attention: Ken Ziman, Esq. (ken.ziman@skadden.com), 155 N. Wacker Drive, Chicago, IL, 60606, Attention: Felicia Perlman, Esq. (felicia.perlman@skadden.com), and 500 Boylston Street, Boston, MA 02116, Attention: Graham Robinson, Esq. (graham.robinson@skadden.com); (3) financial advisor to the Debtors, Lazard Frères & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention: Sven Pfeiffer (sven.pfeiffer@lazard.com) and Brandon Aebersold (brandon.aebersold@lazard.com); (4) counsel to the Unaffiliated Noteholders, Brown Rudnick LLP, One Financial Center, Boston, Massachusetts 02111, Attention: Steven D. Pohl, Esq. (spohl@brownrudnick.com); (5) counsel to the Deerfield Noteholders, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: John C. Longmire (jlongmire@willkie.com), (6) Office of the United States Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attention: David Buchbinder, and (7) proposed counsel to the Committee, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004-2498, Attention: Michael H. Torkin (torkinm@sullcrom.com) and Krishna Veeraraghavan (Veeraraghavank@sullcrom.com) and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 N. King Street, Wilmington, Delaware 19801, Attention: Pauline K. Morgan (pmorgan@ycst.com). Any such objection must (i) be in writing; (ii) state the basis for such objection; and (ii) state with specificity what cure amount the party to the Assigned Contract believes is required (in all cases with appropriate documentation in support thereof). If a Successful Bidder other than a Stalking Horse Bidder prevails at the Auction, then the deadline to object to adequate assurance shall be extended to the date of the Sale Hearing, but any such objection must be received before the start of the Sale Hearing; provided, however, that the deadline to object to the Cure Amount shall not be extended.

25. If the Successful Bid at the Auction is a Bid to acquire the assets pursuant to Section 363 of the Bankruptcy Code, as soon as possible after the conclusion of the Auction, the Debtors shall file with the Bankruptcy Court a Sale Hearing Notice that identifies any Successful Bidder and provides notice that the Debtors will seek to assume and assign the Assigned Contracts at the Sale Hearing. At the Sale Hearing, the Debtors shall (i) present evidence necessary to demonstrate adequate assurance of future performance by the Successful Bidder and (ii) request entry of an order granting approval of the assumption and assignment of any Assigned Contracts to the Successful Bidder.

26. Unless a non-Debtor party to any executory contract or unexpired lease, including an unexpired real property lease, files an objection to the Cure Amount by the Cure Objection Deadline, such counterparty shall be (i) forever barred from objecting to the Cure Amount and (ii) forever barred and estopped from asserting or claiming any Cure Amount, other than the Cure Amount listed on the Cure Notice against the Debtors, any Successful Bidder or any other assignee of the relevant contract.

27. To the extent that a non-Debtor counterparty to an Assigned Contract was not provided with a Cure Notice (any such contract or lease a “Previously Omitted Contract”), the Debtors will notify the Successful Bidder within three Business Days (as defined in the Acquisition Agreement) of the omission. The Debtors shall serve a notice (the “Previously Omitted Contract Notice”) to the counterparties to the Previously Omitted Contract indicating the Debtors’ intent to assume and assign the Previously Omitted Contract. The counterparties will have fourteen (14) days to object to the Cure Amount or the assumption. If the parties cannot agree on a resolution, the Debtors will seek an expedited hearing before the Court to determine the Cure Amount and approve the assumption. If there is no objection, then the counterparties will be deemed to have consented to the assumption and assignment and the Cure Amount, and such assumption and assignment and the Cure Amount shall be deemed approved by the Sale Order without further order of this Court.

28. The Debtors shall file a notice with the Court listing the Assigned Contracts, if any, that the Debtors have determined not to assume, prior to the Sale Hearing.

Related Relief

29. Any obligations of the Debtors set forth in the Acquisition Agreement that are intended to be performed prior to the Sale Hearing and/or entry of the Sale Order are authorized as set forth herein.

30. The Debtors are hereby authorized and empowered to take such actions as may be reasonably necessary to implement and effect the terms and requirements established this Order.

31. To the extent the Committee believes that the Debtors are not complying in any material respect with their requirements under the Bidding Procedures and the parties cannot agree on a resolution within two Business Days of the Committee providing notice to the Debtors of such noncompliance, the Committee may seek an expedited hearing before this Court to resolve the dispute on not less than five days’ notice to the Debtors, the other Consultation Parties and the United States Trustee.

32. This Order shall constitute findings of fact and conclusions of law and shall take effect immediately upon execution hereof.

33. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7052, 9014 or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

34. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order, including, but not limited to, any matter, claim or dispute arising from or relating to the Bid Protections, the Acquisition Agreement, the Bidding Procedures and the implementation of this Order.

Dated:	Wilmington, Delaware December 17, 2014

s/ Honorable Peter J. Walsh
Honorable Peter J. Walsh
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Bidding Procedures

BIDDING PROCEDURES1

By the Motion, Dendreon Corporation and its direct and indirect subsidiaries that are debtors and debtors in possession in the jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under Case No. 14-12515 (together the “Debtors”),2 sought approval of, among other things, the procedures through which they will, with the consultation of the Committee and the other Consultation Parties (each term as defined herein) determine the highest or otherwise best offer for the sale of substantially all of their non-cash assets (the “Acquired Assets”).

On December 17, 2014 the Bankruptcy Court entered an order (the “Bidding Procedures Order”), which, among other things, authorized the Debtors to determine the highest or otherwise best offer for the Acquired Assets through the process and procedures set forth below (the “Bidding Procedures”). The Bidding Procedures provide that the Debtors may also consider bids in the form of a recapitalization transaction effectuated through a chapter 11 plan of reorganization, subject to the requirements set forth herein (a “Chapter 11 Plan Bid”). In addition, the Debtors may designate a stalking horse bidder (the “Stalking Horse Bidder”) in accordance with the procedures set forth below.

To the extent the Bidding Procedures require the Debtors to consult with the Committee or other Consultation Parties in connection with making a determination or taking an action, the Debtors shall do so in a regular and timely manner prior to making such determination or taking such action.

Acquired Assets to Be Sold

The Debtors are offering for sale all of the Acquired Assets. Except in the case of a Chapter 11 Plan Bid and except as otherwise provided in the Acquisition Agreement or a Modified Acquisition Agreement (both as defined below) submitted by a Successful Bidder (as defined below) (including any exhibits or schedules thereto) all of the Debtors’ right, title and interest in and to the Acquired Assets subject thereto shall be sold free and clear of any pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon (collectively, the “Interests”) to the maximum extent permitted by section 363 of the Bankruptcy Code, with such Interests to attach to the net proceeds of the sale of the Acquired Assets with the same validity and priority as such Interests applied against the Acquired Assets. More detail regarding the Acquired Assets will be posted in the electronic data room.

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the motion for approval of, among other things, the Bidding Procedures (the “Motion”).
[2]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.

Bidding Process

The Debtors and their advisors shall, subject to the other provisions of these Bidding Procedures, including the consultation obligations set forth herein and the Bidding Procedures Order, (i) determine whether any person is a Qualified Bidder (as defined below), (ii) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (iii) receive offers from Qualified Bidders, (iv) negotiate any offers made to purchase the Acquired Assets, and (v) determine if any Qualified Bidder should be selected as a Stalking Horse Bidder.

Key Dates For Potential Competing Bidders

The Bidding Procedures provide interested parties with the opportunity to qualify for and participate in an auction to be conducted by the Debtors (the “Auction”) and to submit competing bids for the Acquired Assets. The Debtors shall assist Qualified Bidders in conducting their respective due diligence investigations and shall accept Bids (as defined below) until January 27, 2015 at 5:00 p.m. (prevailing Eastern Time) (the “Bid Deadline”).

The key dates for the sale process are as follows:

December 29, 2014	Stalking Horse Deadline

January 27, 2015 at 5:00 P.M. EST	Bid Deadline - Due Date for Bids and Deposits

February 3, 2015 at 10:00 A.M. EST	Auction

January 27, 2015 at 10:00 A.M. EST	Objection Deadline in Connection with Sale of Acquired Assets to a Successful Bidder[3]

February 5, 2015 at 9:30 A.M. EST	Sale Hearing

The Debtors will be deemed to have accepted a 363 Bid only when the 363 Bid has been approved by the Bankruptcy Court at the Sale Hearing. In the event that the Successful Bid is a Chapter 11 Plan Bid, the Sale Hearing will not occur and the Debtors will prosecute confirmation of a plan of reorganization consistent with such Chapter 11 Plan Bid.

In the event of a material change in circumstances regarding the sale process, the Debtors shall consult with the Consultation Parties regarding whether to extend any of the deadlines set forth in these Bidding Procedures or otherwise change the procedures in any material respect.

[3]	This objection deadline applies to all objections to the Sale Motion and the Sale of the Acquired Assets to a Successful Bidder, with the exception of objections related to adequate assurance performance by the Successful Bidder or any changes to the Acquisition Agreement.

2

Procedures for the Designation of a Stalking Horse Bidder

The Debtors, in consultation with the Consultation Parties, may select a Stalking Horse Bidder for the Acquired Assets for the purposes of establishing a minimum acceptable bid with which to begin the Auction (the “Stalking Horse Bid”) and provide such Stalking Horse Bidder with the Bid Protections; provided that no insider or affiliate of the Debtors shall be entitled to any Bid Protections; and provided further that (a) the Debtors have provided five business days’ notice to the Committee, the Supporting Noteholders, the United States Trustee and those parties who have filed the appropriate notice pursuant to Bankruptcy Rule 2002 requesting notice of all pleadings filed in the Chapter 11 Cases (the “Stalking Horse Notice Parties”), with no further notice being required, of such Stalking Horse Bid and provision of Bid Protections (the “Stalking Horse Objection Period”), and (b) the Court has entered an order approving the Bid Protections following expiration of the Stalking Horse Objection Period (x) upon certification of counsel if no objection from any of the Stalking Notice Parties has been received within the Stalking Horse Objection Period or (y) after an emergency hearing if an objection from any of the Stalking Horse Notice Parties has been received within the Stalking Horse Objection Period. The Debtors shall have until December 29, 2014 (the “Stalking Horse Deadline”) to select a Qualified Bid of a Qualified Bidder to be a Stalking Horse Bid. The Debtors shall finalize a purchase agreement with a Stalking Horse Bidder (the “Stalking Horse Agreement”) by no later than the Stalking Horse Deadline. Within one (1) day following the Stalking Horse Deadline the Debtors shall file with the Bankruptcy Court a notice (the “Stalking Horse Notice”) of such Stalking Horse Bid and a copy of the Stalking Horse Agreement. The Debtors shall serve such Stalking Horse Notice on (i) all entities known to have expressed an interest in a transaction with respect to the Acquired Assets during the past twelve (12) months, (ii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets, (iii) counsel to each of the Supporting Noteholders, (iv) counsel to the Committee, and (v) counsel to any other official committee appointed in the Chapter 11 Cases.

Due Diligence

Access to Diligence Materials.

To participate in the bidding process and to receive access to due diligence (the “Diligence Materials”), a party must submit to the Debtors (i) an executed confidentiality agreement substantially in the form attached hereto as Exhibit A or such other form reasonably satisfactory to the Debtors, in consultation with the Consultation Parties and (ii) reasonable evidence demonstrating the party’s financial capability to consummate a sale transaction for the Acquired Assets or a recapitalization transaction pursuant to a chapter 11 plan of reorganization (any such transaction, a “Transaction”) as reasonably determined by the Debtors, in consultation with the Consultation Parties. A party who qualifies for access to Diligence Materials pursuant to the prior sentence shall be a “Qualified Bidder.”

The Debtors will afford any Qualified Bidder the time and opportunity to conduct reasonable due diligence, as determined by the Debtors, in consultation with the Consultation Parties, including reasonable access to management, access to the electronic data room and other information that a Qualified Bidder may reasonably request; provided, however, that the Debtors shall not be obligated to furnish any due diligence information after the Bid Deadline to any

3

party that has not submitted a Qualified Bid (as defined below). The Debtors reserve the right to withhold any Diligence Materials that the Debtors determine, in consultation with the Consultation Parties, are business-sensitive or otherwise not appropriate for disclosure to a Qualified Bidder who is a competitor of the Debtors or is affiliated with any competitor of the Debtors. Neither the Debtors nor their representatives shall be obligated to furnish information of any kind whatsoever to any person that is not determined to be a Qualified Bidder.

All due diligence requests must be directed to Lazard Frères & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020, to the attention of Sven Pfeiffer (sven.pfeiffer@lazard.com; Phone: 212-632-6583; Fax: 212-332-8365).

Due Diligence from Qualified Bidders.

Each Qualified Bidder shall comply with all reasonable requests for additional information and due diligence access by the Debtors or their advisors regarding the ability of such Qualified Bidder, as applicable, to consummate its contemplated transaction. Failure by a Qualified Bidder to comply with requests for additional information and due diligence access may be a basis for the Debtors, in consultation with the Consultation Parties, to determine that such bidder is no longer a Qualified Bidder. Failure by a Qualified Bidder to comply with requests for additional information and due diligence access may be a basis for the Debtors, in consultation with the Consultation Parties, to determine that a bid made by such Qualified Bidder is not a Qualified Bid.

Auction Qualification Process

To be eligible to participate in the Auction, each offer, solicitation or proposal (each, a “Bid”), must be reasonably determined by the Debtors, in consultation with the Consultation Parties, to satisfy each of the following conditions:

(a)	Good Faith Deposit: Each Bid must be accompanied by a deposit in the amount of ten percent (10%) of the purchase price contained in the Modified Acquisition Agreement (defined below), before any reductions for assumed liabilities, or, in the case of a Chapter 11 Plan Bid, ten percent (10%) of the amount of the capital investment contemplated by such bid, before any reductions for assumed liabilities, to an interest-bearing escrow account to be identified and established by the Debtors (the “Good Faith Deposit”).

(b)	Same or Better Terms: Each Bid must be on terms that the Debtors, in their business judgment and after consulting with the Consultation Parties, determine are the same or better than the terms of either (i) the Acquisition Agreement, or (ii) in the event the Debtors enter into a Stalking Horse Agreement, the Stalking Horse Agreement.

(c)

Executed Agreement: Each Bid must be based on the proposed acquisition agreement, which will be prepared by the Debtors in consultation with the Consultation Parties, and will be filed with the Bankruptcy Court no later than the day after the Stalking Horse Deadline (the “Acquisition Agreement”) and must include executed transaction documents, signed by an authorized representative of

4

such Qualified Bidder, pursuant to which the Qualified Bidder proposes to effectuate a Transaction (a “Modified Acquisition Agreement”).[4] Each Bid must also include a copy of the Acquisition Agreement marked against the Modified Acquisition Agreement to show all changes requested by the Qualified Bidder (including the inclusion of the purchase price). Each Modified Acquisition Agreement must provide (1) a commitment to close within two business days after all closing conditions are met and (2) a representation that the Qualified Bidder will (a) make all necessary filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (b) submit all necessary filings under the HSR Act within ten (10) days following the effective date of the Modified Acquisition Agreement.

In the event the Debtors enter into a Stalking Horse Agreement each Bid must include a copy of the Modified Acquisition Agreement marked against the Stalking Horse Agreement.

(d)	Minimum Bid: A Bid (including a Chapter 11 Plan Bid) for all or substantially all of the Debtors’ non-cash assets must propose a minimum purchase price, including any assumption of liabilities and any earnout or similar provisions, that in the Debtors’ reasonable business judgment, after consulting with the Consultation Parties, has a value greater than $275,000,000[5].

In the event that the Debtors, in consultation with the Consultation Parties, enter into a Stalking Horse Agreement, a Bid for all or substantially all of the Debtors’ assets (or in the case of a Chapter 11 Plan Bid for the equity of reorganized Dendreon) must propose a minimum purchase price, including any assumption of liabilities and any earnout or similar provisions, that in the Debtors’ reasonable business judgment, after consulting with the Consultation Parties, has a value greater than (i) the purchase price set forth in any Stalking Horse Purchase Agreement, (ii) the Break-Up Fee (as defined in the Sale Motion), if any (iii) the Expense Reimbursement Amount (as defined in the Sale Motion), if any, (iv) the Assumed Liabilities (as defined in the Stalking Horse Agreement), as applicable, and (v) the Overbid Amount6, as applicable the sum of which shall be the “Stalking Horse Auction Minimum Bid Amount”.

[4]	If the Bid is a Chapter 11 Plan Bid and the Debtors have not filed a form of investment agreement with the Bankruptcy Court within at least ten (10) business days prior to the Bid Deadline, any Qualified Bidder submitting a Chapter 11 Plan Bid shall submit a Modified Acquisition Agreement marked as appropriate. If a form of investment agreement has been filed, any Qualified Bidder submitting a Chapter 11 Plan Bid shall submit a modified investment agreement (a “Modified Investment Agreement”). All requirements of these Bid Procedures that apply to a Modified Acquisition Agreement shall apply to a Modified Investment Agreement.
[5]	To the extent a Supporting Noteholder submits a Bid, such Bid must be a cash Bid.
[6]	The “Overbid Amount” shall be $1 million.

5

(e)	Designation of Assigned Contracts and Leases: A Bid must identify any and all executory contracts and unexpired leases of the Debtors that the Qualified Bidder wishes to be assumed and, with respect to any Bid that is not a Chapter 11 Plan Bid, assigned to the Qualified Bidder at closing, pursuant to a Transaction. A Bid must specify whether the Debtors or the Qualified Bidder will be responsible for any cure costs associated with such assumption, and include a good faith estimate of such cure costs (which estimate may be provided by the Debtors).

(f)	Designation of Assumed Liabilities: A Bid must identify all liabilities which the Qualified Bidder proposes to assume.

(g)	Corporate Authority: A Bid must include written evidence reasonably acceptable to the Debtors, after consulting with the Consultation Parties, demonstrating appropriate corporate authorization to consummate the proposed Transaction; provided that, if the Qualified Bidder is an entity specially formed for the purpose of effectuating the Transaction, then the Qualified Bidder must furnish written evidence reasonably acceptable to the Debtors, after consulting with the Consultation Parties, of the approval of the Transaction by the equity holder(s) of such Qualified Bidder.

(h)	Disclosure of Identity of Qualified Bidder: A Bid must fully disclose the identity of each entity that will be bidding for or purchasing the Acquired Assets or otherwise participating in connection with such Bid, and the complete terms of any such participation, including any agreements, arrangements or understandings concerning a collaborative or joint bid or any other combination concerning the proposed Bid.

(i)	Proof of Financial Ability to Perform: A Bid must include written evidence that the Debtors may reasonably conclude, in consultation with their advisors and the Consultation Parties, demonstrates that the Qualified Bidder has the necessary financial ability to close the Transaction and provide adequate assurance of future performance under all contracts to be assumed and assigned in such Transaction. Such information must include, inter alia, the following:

(1)	contact names and numbers for verification of financing sources;

(2)

written evidence of the Qualified Bidder’s internal resources and proof of any debt funding commitments from a recognized banking institution and, if applicable, equity commitments in an aggregate amount equal to the cash portion of such Bid or the posting of an irrevocable letter of credit

6

from a recognized banking institution issued in favor of the Debtors in the amount of the cash portion of such Bid, in each case, as are needed to close the Transaction;

(3)	the Qualified Bidder’s current financial statements (audited if they exist) or other similar financial information reasonably acceptable to the Debtors;

(4)	a description of the Qualified Bidder’s pro forma capital structure (and, in the case of a Chapter 11 Plan Bid, the Debtors’ pro forma capital structure); and

(5)	any such other form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors, in consultation with the Consultation Parties, demonstrating that such Qualified Bidder has the ability to close the Transaction.

(j)	Regulatory and Third Party Approvals: A Bid must set forth each regulatory and third-party approval required for the Qualified Bidder to consummate the Transaction, and the time period within which the Qualified Bidder expects to receive such regulatory and third-party approvals, and the Debtors, in consultation with the Consultation Parties, may consider the timing of such approvals, and any actions the Qualified Bidder will take to ensure receipt of such approval(s) as promptly as possible, when considering the other Bid Assessment Criteria (defined below).

(k)	Contact Information and Affiliates: A Bid must provide the identity and contact information for the Qualified Bidder and full disclosure of any parent companies of the Qualified Bidder.

(l)	Contingencies: A Bid may not be conditioned on obtaining financing or any internal approval, or on the outcome or review of due diligence.

(m)	Irrevocable: A Bid must be irrevocable until the Good Faith Deposit associated with such Bid must be returned in accordance with the terms hereof (or, if the Successful Bid is a Chapter 11 Plan Bid, until confirmation of such plan of reorganization), provided that if such Bid is accepted as the Successful Bid or the Backup Bid (as defined below), such Bid shall continue to remain irrevocable, subject to the terms and conditions of the Bidding Procedures.

(n)	Compliance with Diligence Requests. The Qualified Bidder submitting a Bid must have complied with reasonable requests for additional information and due diligence access from the Debtors (as described above) to the reasonable satisfaction of the Debtors, in consultation with the Consultation Parties.

(o)	Confidentiality Agreement. To the extent not already executed, a Bid must include an executed confidentiality agreement substantially in the form attached hereto as Exhibit A or otherwise in form and substance reasonably satisfactory to the Debtors, after consulting with the Consultation Parties.

7

(p)	Termination Fees. Except with respect to any Stalking Horse Bidder, a Bid must not entitle the Qualified Bidder to any break-up fee, termination fee or similar type of payment or reimbursement and, by submitting a Bid, the Qualified Bidder waives the right to pursue a substantial contribution claim under 11 U.S.C. § 503 related in any way to the submission of its Bid or participation in any Auction (as defined below).

A Bid received from a Qualified Bidder that meets the above requirements for the applicable assets, as determined by the Debtors in their sole discretion after consulting with the Consultation Parties, shall constitute a “Qualified Bid” for such assets; provided that if the Debtors receive a Bid prior to the Bid Deadline that is not a Qualified Bid the Debtors may, in consultation with the Consultation Parties, provide the Qualified Bidder with the opportunity to remedy any deficiencies prior to the Auction; provided, further, that, for the avoidance of doubt, if any Qualified Bidder fails to comply with reasonable requests for additional information and due diligence access from the Debtors to the satisfaction of the Debtors, in consultation with the Consultation Parties, the Debtors may, after consulting with the Consultation Parties, disqualify any Qualified Bidder and Qualified Bid in the Debtor’s discretion, and such Qualified Bidder shall not be entitled to attend or participate in the Auction.

Bid Deadline

The following parties must receive a Bid in writing, on or before January 27, 2015 at 5:00 p.m. (prevailing Eastern Time) or such earlier date as may be agreed to by each of the Debtors, after consulting with the Consultation Parties (the “Bid Deadline”): (1) the Debtors, 200 Crossing Boulevard, Bridgewater, NJ 08807, Attn: Robert Crotty (rcrotty@dendreon.com); (2) counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attn: Ken Ziman (ken.ziman@skadden.com), 155 N. Wacker Drive, Chicago, IL, 60606, Attn: Felicia Perlman (felicia.perlman@skadden.com), and 500 Boylston Street, Boston, MA 02116, Attn: Graham Robinson (graham.robinson@skadden.com); (3) financial advisor to the Debtors, Lazard Frères & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020, Attn: Sven Pfeiffer (sven.pfeiffer@lazard.com) and Brandon Aebersold (brandon.aebersold@lazard.com); and (4) proposed counsel to the Committee, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004-2498, Attention: Michael H. Torkin (torkinm@sullcrom.com) and Krishna Veeraraghavan (Veeraraghavank@sullcrom.com) and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 N. King Street, Wilmington, Delaware 19801, Attention: Pauline K. Morgan (pmorgan@ycst.com). The Debtors shall provide a copy of each Bid received to counsel to any Supporting Noteholder that (i) does not submit a Qualified Bid, and (ii) has confirmed in writing that it will not be providing financing to, or otherwise directly or indirectly participating in a bid submitted by, any Qualified Bidder who has submitted a Qualified Bid.

Auction

If two or more Qualified Bids are received by the Bid Deadline, or in the event the Debtors, after consulting with the Consultation Parties, enter into a Stalking Horse Agreement and one Qualified Bid other than that submitted by the Stalking Horse Bidder is received by the

8

Bid Deadline, the Debtors will conduct an auction (the “Auction”) to determine the highest or otherwise best Qualified Bid. This determination shall take into account any factors the Debtors, in consultation with the Consultation Parties, reasonably deem relevant to the value of the Qualified Bid to the estates and may include, but are not limited to, the following: (a) the amount and nature of the consideration, including any assumed liabilities; (b) the number, type and nature of any changes to the Acquisition Agreement requested by each Qualified Bidder; (c) the extent to which such modifications or provisions are likely to delay closing of the sale of the Debtors’ assets and the cost to the Debtors of such modifications or delay; (d) the total consideration to be received by the Debtors; (e) the likelihood of the Qualified Bidder’s ability to close a transaction and the timing thereof; (f) the net benefit to the Debtors’ estates, taking into account, if applicable, any Stalking Horse Bidder’s right to any Break Up Fee or Expense Reimbursement Amount, and (f) any other qualitative or quantitative factor the Debtors, in consultation with the Consultation Parties, deem reasonably appropriate under the circumstances (collectively, the “Bid Assessment Criteria”).

If two or more Qualified Bids are not received by the Bid Deadline, or in the event the Debtors, after consulting with the Consultation Parties, enter into a Stalking Horse Agreement, if one Qualified Bid other than that submitted by the Stalking Horse Bidder is not received by the Bid Deadline, the Debtors may, after consulting with the Consultation Parties, determine not to conduct the Auction. If the Debtors have not entered into a Stalking Horse Agreement and only one Qualified Bid is received by the Bid Deadline, the Debtors may, after consulting with the Consultation Parties, select the Modified Acquisition Agreement of such Qualified Bidder to be the Successful Bid and such Qualified Bidder shall be the Successful Bidder. In the event the Debtors, after consulting with the Consultation Parties, enter into a Stalking Horse Agreement, if a Qualified Bid other than that submitted by the Stalking Horse Bidder is not received by the Bid Deadline, the Stalking Horse Agreement shall become the Successful Bid and the Stalking Horse Qualified Bidder shall be the Successful Bidder. In the event that the Debtors have not entered into a Stalking Horse Agreement and no Qualified Bids are received by the Bid Deadline, the Debtors shall pursue a restructuring with the Supporting Noteholders, as outlined in the Plan Support Agreement and the Plan Term Sheet attached thereto.

Procedures for Auction

The Auction, if necessary, shall take place on or before February 3, 2015 at 10:00 a.m. (prevailing Eastern Time) at the offices of counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or such other place and time as the Debtors shall notify all Qualified Bidders that have submitted Qualified Bids (including the Stalking Horse Bidder, if any), the Supporting Noteholders and their counsel, the Committee and its counsel, and any other official committee appointed in the Debtors’ chapter 11 cases and its counsel. The Auction shall be conducted according to the following procedures:

Participation.

Any creditor shall be permitted to attend the Auction. Only such Qualified Bidders (including the Stalking Horse Bidder, if any), or such other parties as the Debtors shall determine, in consultation with the Consultation Parties, will be entitled to make any Bids at the Auction.

9

The Debtors Shall Conduct the Auction.

The Debtors and their professionals shall direct and preside over the Auction and the Auction shall be transcribed. Other than as expressly set forth herein, the Debtors, in consultation with the Consultation Parties, may conduct the Auction in the manner they reasonably determine will result in the highest or otherwise best Qualified Bid. The Debtors shall use their best efforts to provide each participant in the Auction with a copy of the Modified Acquisition Agreement associated with the highest or otherwise best Qualified Bid received before the Bid Deadline (such highest or otherwise best Qualified Bid the “Auction Baseline Bid”). In addition, at the start of the Auction, the Debtors shall describe the terms of the Auction Baseline Bid. Each Qualified Bidder (including the Stalking Horse Bidder, if any) participating in the Auction must confirm that it (a) has not engaged in any collusion with respect to the bidding or sale of any of the assets described herein, (b) has reviewed, understands and accepts the Bidding Procedures and (c) has consented to the core jurisdiction of the Bankruptcy Court (as described more fully below).

Terms of Overbids.

An “Overbid” is any bid made at the Auction subsequent to the Debtors’ announcement of the respective Auction Baseline Bid. Any Overbid for purposes of this Auction must comply with the following conditions:

(a)	Minimum Overbid Increments: Any Overbid after and above the respective Auction Baseline Bid shall be made in increments valued at not less than $250,000. In order to maximize value, the Debtors reserve the right, in consultation with the Consultation Parties, to announce reductions or increases in the minimum incremental bids (or in valuing such bids) at any time during the Auction. Additional consideration in excess of the amount set forth in the respective Auction Baseline Bid may include cash and/or noncash consideration, provided, however, that the value for such non-cash consideration shall be determined by the Debtors, in consultation with the Consultation Parties, in their reasonable business judgment.

(b)

Remaining Terms Are the Same as for Qualified Bids: Except as modified herein or by the Debtors at the Auction, in consultation with the Consultation Parties, an Overbid at the Auction must comply with the conditions for a Qualified Bid set forth above, provided, however, that (i) the Bid Deadline shall not apply, (ii) no additional Good Faith Deposit shall be required beyond the Good Faith Deposit previously submitted by a Qualified Bidder, provided that the Successful Bidder shall be required to make a representation at the end of the Auction that it will

10

provide any additional deposit necessary so that its Good Faith Deposit is equal to the amount of ten percent (10%) of the purchase price, or ten percent 10% of the capital investment, contained in the Successful Bid, and (iii) each Overbid may be based on the Auction Baseline Bid, or any other form Modified Acquisition Agreement submitted prior to the Auction. Any Overbid must include, in addition to the amount and the form of consideration of the Overbid, a description of all changes (if any) requested by the Qualified Bidder to the Acquisition Agreement or a previously submitted Modified Acquisition Agreement, in connection therewith (including any changes to the designated assigned contracts and leases and assumed liabilities). Any Overbid must remain open and binding on the Qualified Bidder.

At the Debtors’ discretion, to the extent not previously provided (which shall be determined by the Debtors in consultation with the Consultation Parties), a Qualified Bidder submitting an Overbid at the Auction must submit, as part of its Overbid, written evidence (in the form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors, in consultation with the Consultation Parties) reasonably demonstrating such Qualified Bidder’s ability to close the Transaction proposed by such Overbid.

Announcement and Consideration of Overbids.

(a)	Announcement of Overbids: The Debtors shall announce at the Auction the material terms of each Overbid, the total amount of consideration offered in each such Overbid, and the basis for calculating such total consideration and such other terms as the Debtors, in consultation with the Consultation Parties, reasonably determine will facilitate the Auction.

(b)	Consideration of Overbids: Subject to the deadlines set forth herein, the Debtors reserve the right, in consultation with the Consultation Parties, in their reasonable business judgment, to make one or more continuances of the Auction to, among other things: facilitate discussions between the Debtors and individual Qualified Bidders; allow individual Qualified Bidders to consider how they wish to proceed; or give Qualified Bidders the opportunity to provide the Debtors with such additional evidence as the Debtors in their reasonable business judgment (after consulting with the Consultation Parties) may require, that the Qualified Bidder has sufficient internal resources, or has received sufficient non-contingent debt and/or equity funding commitments, to consummate the proposed Transaction at the prevailing Overbid amount.

Backup Bidder.

Notwithstanding anything in the Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder with the next highest or otherwise best Bid at the Auction, as determined by the Debtors, in the exercise of their business judgment and after consulting with the Consultation Parties, will be designated as the backup bidder (the “Backup Bidder”). The Backup Bidder shall be required to keep its initial Bid (or if the Backup Bidder submitted one or

11

more Overbids at the Auction, the Backup Bidder’s final Overbid) (the “Backup Bid”) open and irrevocable until the earlier of (i) 5:00 p.m. (prevailing Eastern Time) on the date that is sixty (60) days after the date of entry of the Sale Order, or, if the Successful Bid is a Chapter 11 Plan Bid, until the effective date of such plan of reorganization (the “Outside Backup Date”), or (ii) the closing of the transaction with the Successful Bidder.

Following the Sale Hearing, if the Successful Bidder fails to consummate an approved transaction, the Backup Bidder will be deemed to have the new prevailing bid, and the Debtors will be authorized, but not required, without further order of the Bankruptcy Court, to consummate the transaction with the Backup Bidder. In such case of a breach or failure to perform on the part of the Successful Bidder (including any Backup Bidder designated as a Successful Bidder), the defaulting Successful Bidder’s deposit shall be forfeited to the Debtors. The Debtors, on their behalf and on behalf of each of their respective estates, specifically reserve the right to seek all available damages, including specific performance, from any defaulting Successful Bidder (including any Backup Bidder designated as a Successful Bidder) in accordance with the terms of the Bidding Procedures.

Additional Procedures.

The Debtors, after consulting with the Consultation Parties, may announce at the Auction additional procedural rules that are reasonable under the circumstances for conducting the Auction, so long as such rules are not inconsistent in any material respect with the Bidding Procedures.

Consent to Jurisdiction and Authority as Condition to Bidding.

All Qualified Bidders (including the Stalking Horse Bidder, if any) shall be deemed to have (1) consented to the core jurisdiction of the Bankruptcy Court to enter an order or orders, which shall be binding in all respects, in any way related to the Bidding Procedures, the Auction, or the construction and enforcement of any Modified Acquisition Agreement or any other document relating to any Transaction, (2) waived any right to a jury trial in connection with any disputes relating to the Bidding Procedures, the Auction, or the construction and enforcement of any Modified Acquisition Agreement or any other document relating to any Transaction and (3) consented to the entry of a final order or judgment in any way related to the Bidding Procedures, the Auction, or the construction and enforcement of any Modified Acquisition Agreement or any other document relating to any Transaction if it is determined that the Bankruptcy Court would lack Article III jurisdiction to enter such a final order or judgment absent the consent of the parties.

Sale Is As Is/Where Is.

Except as otherwise provided in the Modified Acquisition Agreement or the Sale Order, the Acquired Assets or any other assets of the Debtors sold pursuant to the Bidding Procedures, shall be conveyed at the closing of a transaction with a Successful Bidder in their then-present condition, “AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.”

12

Closing the Auction.

The Auction shall continue until there is one Qualified Bid for the Acquired Assets or a Chapter 11 Plan Bid that the Debtors determine in their reasonable business judgment, after consulting with the Consultation Parties, is the highest or otherwise best Qualified Bid at the Auction. Thereafter, the Debtors shall select such Qualified Bid, in consultation with the Consultation Parties, as the overall highest or otherwise best Qualified Bid (such Bid, the “Successful Bid,” and the Qualified Bidder submitting such Successful Bid, the “Successful Bidder”). In making this decision, the Debtors shall consider, in consultation with the Consultation Parties, the Bid Assessment Criteria.

The Auction shall close when the Successful Bidder submits fully executed sale and transaction documents memorializing the terms of the Successful Bid.

Promptly following the Debtors’ selection, after consulting with the Consultation Parties, of the Successful Bid and the conclusion of the Auction, the Debtors shall announce the Successful Bid and Successful Bidder and shall file with the Bankruptcy Court notice of the Successful Bid and Successful Bidder.

Unless otherwise required pursuant to the Debtors’ fiduciary duties, the Debtors shall not consider any Bids submitted after the conclusion of the Auction.

Return of Good Faith Deposits

The Good Faith Deposits of all Qualified Bidders shall be held in one or more interest-bearing escrow accounts by the Debtors, but shall not become property of the Debtors’ estates absent further order of the Bankruptcy Court. The Good Faith Deposit of any Qualified Bidder that is neither the Successful Bidder nor the Backup Bidder shall be returned to such Qualified Bidder not later than five (5) business days after the Sale Hearing. The Good Faith Deposit of the Backup Bidder, if any, shall be returned to the Backup Bidder on the date that is the earlier of 72 hours after (a) the closing of the transaction with the Successful Bidder and (b) the Outside Backup Date. Upon the return of the Good Faith Deposits, their respective owners shall receive any and all interest that will have accrued thereon. If the Successful Bidder timely closes the winning transaction, its Good Faith Deposit shall be credited towards the purchase price.

The Consultation Parties

The Debtors shall consult with the Supporting Noteholders, the Official Committee of Unsecured Creditors appointed by the Bankruptcy Court on November 19, 2014 (the “Committee”), and any other official committee appointed in the Debtors’ chapter 11 cases, and each of their respective advisors (collectively, the “Consultation Parties” and each, a “Consultation Party”) as explicitly provided for in the Bidding Procedures; provided, however, that the Debtors shall not be required to consult with any Consultation Party (and its advisors) that is a Qualified Bidder unless such Qualified Bidder does not submit a bid by the Bid Deadline, at which time, such Supporting Noteholder shall become a Consultation Party; provided, further that if any individual Supporting Noteholder becomes a Qualified Bidder, the consultation rights of any Supporting Noteholder that has not become a Qualified Bidder shall not be affected.

13

Reservation of Rights of the Debtors

Except as otherwise provided in the Acquisition Agreement, the Bidding Procedures or the Bidding Procedures Order, the Debtors further reserve the right as they may reasonably determine to be in the best interest of their estates, in consultation with the Consultation Parties to: (a) determine which bidders are Qualified Bidders; (b) determine which Bids are Qualified Bids; (c) determine whether to enter into a Stalking Horse Agreement; (d) determine which Qualified Bid is the highest or otherwise best proposal and which is the next highest or otherwise best proposal; (e) reject any Bid that is (1) inadequate or insufficient, (2) not in conformity with the requirements of the Bidding Procedures or the requirements of the Bankruptcy Code or (3) contrary to the best interests of the Debtors and their estates; (f) waive terms and conditions set forth herein with respect to all potential bidders; (g) impose additional terms and conditions with respect to all potential bidders; (h) extend the deadlines set forth herein; (i) continue or cancel the Auction and/or Sale Hearing in open court without further notice; and (j) modify the Bidding Procedures and implement additional procedural rules that the Debtors determine, in their business judgment, after consulting with the Consultation Parties, will better promote the goals of the bidding process and discharge the Debtors’ fiduciary duties and are not inconsistent with any Bankruptcy Court order.

14